Exhibit 99.2

REPRESENTATION PURSUANT TO INSTRUCTION 2 TO

ITEM 8.A.4 OF FORM 20-F

January 18, 2022

In connection with the filing of a Registration Statement on Form F-4 (the “Registration Statement”) by Athena Pubco B.V., a Dutch private limited liability company (the “Company”), relating to a proposed business combination with Spartan Acquisition Corp. III, which will include audited financial statements of Allego Holding B.V., a Dutch private limited company (“Allego”), the Company represents to the Securities and Exchange Commission that:

1.

Allego is not currently a public reporting company in any jurisdiction and is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 month at the date of filing the Registration Statement.

2.

Compliance with the requirement in Item 8.A.4 of Form 20-F that the audited financial statements must be as of a date not older than 12 months at the date of filing the Registration Statement is impracticable or involves undue hardship for Allego.

3.	At the time the Registration Statement is declared effective, Allego will have audited financial statements not older than fifteen months.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this representation as of the date first above written.

Athena Pubco B.V.

By:	/s/ Mathieu Bonnet
Name: Mathieu Bonnet
Title: Chief Executive Officer

[Signature Page to Item 8.A Representation]